Exhibit 99.1

[Press Release]

Filed by IntercontinentalExchange, Inc.

(Commission File No. 001-32671)

Pursuant to Rule 425 under the

Securities Act of 1933, as amended

Subject Company:

NYSE Euronext

(Commission File No. 001-33392)

NASDAQ OMX Group and IntercontinentalExchange

Respond to NYSE Euronext Board’s Summary Rejection

Of Superior Proposal

Board of NYSE Euronext Wants to Deny Stockholders Benefit of Superior Proposal

Significant Execution Risks with Deutsche Boerse Proposal

Reaffirms Proposal that Delivers Significantly More Value to NYSE Stockholders

NEW YORK, NY and ATLANTA, GEORGIA – April 10, 2011 – NASDAQ OMX (NDAQ) and IntercontinentalExchange (ICE) today issued the following statement in response to the summary rejection by NYSE Euronext (NYX) of their joint proposal to acquire NYSE Euronext, valued at $43.13 per share in cash and stock, as of the close of trading on Friday, April 8, 2011.

NYSE Euronext’s Board of Directors, without engaging in any dialogue or discussion, has summarily elected to deny its stockholders the opportunity to benefit from a clearly superior proposal to the announced transaction with Deutsche Boerse, a proposed transaction that is indisputably financially inferior.

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This NASDAQ OMX/ICE transaction would create two global leading exchanges, one primarily focused on cash equities and the other on derivatives. This reduces execution risk and allows investors to make their own allocation decisions.

•	The superior cash and stock proposal from NASDAQ OMX and ICE provides NYSE Euronext’s stockholders with immediate value and a higher premium to the proposal from Deutsche Boerse.

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There is greater potential for long-term value creation under the NASDAQ OMX/ICE proposal by placing NYSE Euronext’s businesses under management teams with proven track records of unlocking value through successful merger integrations.

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Best of breed management of NASADQ OMX and ICE would create two focused alternatives in cash equities and derivatives with less management risk than the conglomerate proposed by NYSE Euronext/Deutsche Boerse.

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There are significant execution and integration risks to stockholders with the proposed NYSE Euronext/Deutsche Boerse transaction, given that both managements have histories of failing to achieve promised objectives in previous cross-border merger integrations and the transaction faces European competition hurdles.

•	NASDAQ OMX and ICE are committed to a prudent use of leverage to finance the transaction. In particular, NASDAQ OMX is focused on maintaining its investment-grade credit rating.

Commenting on NYSE Euronext’s announcement, Robert Greifeld, Chief Executive Officer of NASDAQ OMX said, “NYSE Euronext’s Board of Directors is depriving its stockholders of the benefits of a superior proposal, disregarding the fundamental corporate governance principles that it has espoused for the rest of corporate America. The feedback we have received from NYSE Euronext stockholders is very positive, and we would expect NYSE Euronext would, at the very least, meet with us and our advisors to discuss the merits of the proposed combination.”

Jeffrey C. Sprecher, Chairman and Chief Executive Officer of ICE said, “By declining to meet with us, the NYSE Euronext Board is ignoring its obligations to its stockholders, which is surprising given the role that NYSE Euronext sets for issuers in establishing good corporate governance. NASDAQ OMX and ICE would not have made this joint proposal without a high degree of confidence that our proposal is both superior for NYSE Euronext’s stockholders and capable of consummation. I would expect that NYSE Euronext’s stockholders will make their displeasure known to the Board.”

“We will continue meeting with investors, customers and regulators to highlight the many ways in which our proposal is superior, not only for the stockholders of NYSE Euronext, but also for market participants in the U.S. and Europe which would benefit from a more efficient and competitive marketplace,” Sprecher added.

NASDAQ OMX and ICE reaffirmed their interest in acquiring NYSE Euronext given the benefits to stockholders of all three companies. The NASDAQ OMX/ICE proposal provides NYSE Euronext stockholders with exposure to two focused players in equities and derivative exchanges, while the Deutsche Boerse proposal offers exposure to a single diversified exchange that may receive a conglomerate discount. The NASDAQ OMX/ICE proposal also offers a strategically attractive alternative with stronger potential upside in two best-in-class operators given the superior growth prospects and significant, realizable combined synergies of $740 million annually. NYSE Euronext and Deutsche Boerse, by comparison, have both taken significant write-downs on previous cross-border transactions they have engineered.

Under the terms of the NASDAQ/ICE proposal, NYSE Euronext stockholders would receive $14.24 in cash, plus 0.4069 shares of NASDAQ OMX common stock and 0.1436 shares of ICE common stock for each NYSE Euronext share. As part of the proposal, ICE would purchase NYSE Euronext’s futures businesses, and NASDAQ OMX would retain NYSE Euronext’s remaining businesses, including the NYSE Euronext stock exchanges in New York, Paris, Brussels, Amsterdam and Lisbon, as well as the U.S. equity options business.

The NASDAQ OMX/ICE proposal provides a premium that is a 17% increase over the current implied value of the Deutsche Boerse proposal, and an 11% premium over the current NYSE Euronext stock price, as of April 8, 2011. Equally, NYSE Euronext’s suggestion that the

Deutsche Boerse proposal somehow provides greater long term value has already been rejected by investors around the world. Since the announcement of Deutsche Boerse’s acquisition of NYSE Euronext on February 15, 2011, the value of Deutsche Boerse’s stock, in euros, has declined by 9%.

NASDAQ OMX and ICE are confident that their proposed transaction will gain regulatory approvals in all the necessary jurisdictions. NASDAQ OMX and ICE have developed a realistic and actionable plan for dealing with any antitrust issues.

While NYSE Euronext Board raised unacceptable execution risk as a reason for rejecting the NASDAQ OMX/ICE proposal, it failed to acknowledge the significant execution risk associated with the Deutsche Boerse proposal, including the significant competition issues created by the proposed Deutsche Boerse/NYSE Euronext combination in Europe given the dominance the resulting entity would have in the European derivatives market.

NYSE Euronext’s response does not change NASDAQ OMX and ICE’s belief in the strategic merits of their proposal or the ability to consummate the transaction. Many of the perceived concerns with the NASDAQ OMX and ICE proposal can be overcome through the due diligence process.

Both NASDAQ OMX and ICE have received strong support from a group of leading institutions, including Bank of America and Wells Fargo, which together are prepared to arrange the fully committed financing required to complete the transaction.

Additional Details

All details and other supporting information related to this proposal are available on http://www.nasdaq.com/deal and http://ir.theice.com

About NASDAQ OMX

The NASDAQ OMX Group, Inc. is the world’s largest exchange company. It delivers trading, exchange technology and public company services across six continents, with approximately 3,600 listed companies. NASDAQ OMX offers multiple capital raising solutions to companies around the globe, including its U.S. listings market, NASDAQ OMX Nordic, NASDAQ OMX Baltic, NASDAQ OMX First North, and the U.S. 144A sector. The company offers trading across multiple asset classes including equities, derivatives, debt, commodities, structured products and exchange-traded funds. NASDAQ OMX technology supports the operations of over 70 exchanges, clearing organizations and central securities depositories in more than 50 countries. NASDAQ OMX Nordic and NASDAQ OMX Baltic are not legal entities but describe the common offering from NASDAQ OMX exchanges in Helsinki, Copenhagen, Stockholm, Iceland, Tallinn, Riga, and Vilnius. For more information about NASDAQ OMX, visit http://www.nasdaqomx.com. *Please follow NASDAQ OMX on Facebook (http://www.facebook.com/pages/NASDAQ-OMX/108167527653) and Twitter (http://www.twitter.com/nasdaqomx).

About IntercontinentalExchange

IntercontinentalExchange (NYSE: ICE) is a leading operator of regulated futures exchanges and over-the-counter markets for agricultural, credit, currency, emissions, energy and equity index contracts. ICE Futures Europe hosts trade in half of the world’s crude and refined oil futures. ICE Futures U.S. and ICE Futures Canada list agricultural, currencies and Russell Index markets. ICE is also a leading operator of central clearing services for the futures and over-the-counter markets, with five regulated clearing houses across North America and Europe. ICE serves customers in more than 70 countries. www.theice.com

The following are trademarks of IntercontinentalExchange, Inc. and/or its affiliated companies: IntercontinentalExchange, ICE, ICE and block design, ICE Futures Europe and ICE Clear Europe. All other trademarks are the property of their respective owners. For more information regarding registered trademarks owned by IntercontinentalExchange, Inc. and/or its affiliated companies, see https://www.theice.com/terms.jhtml

Contacts

NASDAQ OMX

Media:

Frank De Maria

+1 212 231 5183

frank.demaria@nasdaqomx.com

Investor:

Vincent Palmiere

+1 301 978 5242

vincent.palmiere@nasdaqomx.com

IntercontinentalExchange

Media and Investor:

Kelly Loeffler

+ 1 770 8574726

kelly.loeffler@theice.com

Forward-Looking Statements

Information set forth in this communication contains forward-looking statements that involve a number of risks and uncertainties. NASDAQ OMX and ICE caution readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking information. Such forward-looking statements include, but are not limited to (i) projections about future financial results, growth, trading volumes, tax benefits and achievement of synergy targets, (ii) statements about the implementation dates and benefits of certain strategic initiatives, (iii) statements about integrations of recent acquisitions, and (iv) other statements that are not historical facts. Forward-looking statements involve a number of risks, uncertainties or other factors beyond NASDAQ OMX’s and ICE’s control. These factors include, but are not limited to, NASDAQ OMX’s and ICE’s ability to implement its strategic initiatives, economic, political and market conditions and fluctuations, government and industry regulation, interest rate risk, U.S. and global competition, and other factors detailed in each of NASDAQ OMX’s and ICE’s filings with the U.S. Securities Exchange Commission (the “SEC”), including (i) NASDAQ OMX’s annual reports on Form 10-K and quarterly reports on Form 10-Q that are available on NASDAQ OMX’s website at http://nasdaqomx.com and (ii) ICE’s annual reports on Form 10-K and quarterly reports on Form 10-Q that are available on ICE’s website at http://theice.com. NASDAQ OMX’s and ICE’s filings are also available on the SEC website at www.sec.gov. Risks and uncertainties relating to the proposed transaction include: NASDAQ OMX, ICE and NYSE Euronext will not enter into any definitive agreement with respect to the proposed transaction; required regulatory approvals and financing commitments will not be obtained on satisfactory terms and in a timely manner, if at all; the proposed transaction will not be consummated; the anticipated benefits of the proposed transaction will not be realized; and the integration of NYSE Euronext’s operations with those of NASDAQ OMX or ICE will be materially delayed or will be more costly or difficult than expected. NASDAQ OMX and ICE undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Important Information About the Proposed Transaction and Where to Find It:

Subject to future developments, additional documents regarding the transaction may be filed with the SEC. This material is not a substitute for the joint proxy statement/prospectus or any other documents NASDAQ OMX, ICE and NYSE Euronext would file with the SEC. Such documents, however, are not currently available. INVESTORS ARE URGED TO CAREFULLY READ THE PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED TRANSACTION AND ANY OTHER DOCUMENTS NASDAQ OMX, ICE AND NYSE EURONEXT WOULD FILE WITH THE SEC, IF AND WHEN THEY BECOME AVAILABLE, BECAUSE SUCH DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION. Investors will be able to obtain a free copy of the joint proxy statement/prospectus, if and when such document becomes available, and other relevant documents filed by NYSE Euronext, ICE and/or NASDAQ OMX, without charge, at the SEC’s website (http://www.sec.gov). Copies of the final proxy statement/prospectus, if and when such document becomes available may be obtained, without charge, by directing a request to NASDAQ OMX at One Liberty Plaza, New York, New York 10006, Attention: Investor Relations, in the case of NASDAQ OMX’s filings, or ICE, at 2100 RiverEdge Parkway, Suite 500, Atlanta, Georgia, 30328, Attention: Investor Relations; or by emailing a request to ir@theice.com, in the case of ICE’s filings.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

Participants in the Solicitation:

NASDAQ OMX, ICE, and their respective directors, executive officers and other employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction.

You can find information about NASDAQ OMX and NASDAQ OMX’s directors and executive officers in NASDAQ OMX’s Annual Report on Form 10-K, filed with the SEC on February 24, 2011, NASDAQ OMX’s proxy statement, filed with the SEC on April 16, 2010 for its 2010 annual meeting of stockholders, and NASDAQ OMX’s current reports on Form 8-K, filed on February 14, 2011 and February 24, 2011.

You can find information about ICE and ICE’s directors and executive officers in ICE’s Annual Report on Form 10-K, filed with the SEC on February 9, 2011, and in ICE’s proxy statement for its 2011 annual meeting of stockholders, filed with the SEC on April 1, 2011.

Additional information about the interests of potential participants will be included in the joint prospectus/proxy statement, if and when it becomes available, and the other relevant documents filed with the SEC.